SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report: August 27, 1998 (Date of earliest event reported)


                            MAVERICK TUBE CORPORATION
               (Exact name of registrant as specified in charter)


                                    Delaware
                               1-10651 43-1455766
                   (State or other  (Commission  (IRS Employer  jurisdiction  of
                File Number) Identification No.)
                                 incorporation)



                16401  Swingley Ridge Road,  Chesterfield,  MO 63017 (Address of
              principal executive offices) (Zip Code)


Registrant's telephone number including area code:               (314) 733-1600
                                                                 --------------








(Former name or former address, if changed since last report):   Not Applicable



ITEM 5.  OTHER EVENTS


On August 27, 1998, Maverick Tube Corporation (the "Company") announced the signing of a definitive agreement providing for the acquisition of substantially all of the assets of the cold draw facility of PMAC, Ltd., a Texas limited partnership, located in West Mayfield, Pennsylvania, by Maverick Tube, L.P., a wholly owned subsidiary of the Company.

Under the terms of the agreement, the Company will pay approximately $11.4 million for the assets of the facility. A substantial portion of the purchase price will be derived from draw-downs on the Company's existing line of credit. It is expected that the Company will utilize the facility fdraw over mandrel seamless or ERW mechanical or pressure tubing.

The acquisition provides the Company with new product lines and is scheduled to be completed by September 15, 1998.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS


         (c)      Exhibits

         Exhibit           Description

         99.1 Text of press release, dated August 27, 1998, issued by Maverick Tube Corporation


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            Maverick Tube Corporation




Date:  August 27, 1998                    /s/ Barry R. Pearl
                                -----------------------------------------------
                       Barry R. Pearl Vice President Finance and Administration
                      (Principal Financial and Accounting Officer)




                                  EXHIBIT INDEX


Exhibit                    Description

99.1 Text of press release, dated August 27, 1998, issued by Maverick Tube Corporation